UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2009

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 842-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) On February 9, 2009, Arnie Geller resigned as a director of Premier Exhibitions, Inc. (the “Company”). A copy of Mr. Geller’s letter of resignation is attached to this Current Report on Form 8-K as Exhibit 99.1. Mr. Geller did not serve on any committees of the Company’s Board of Directors (the “Board”) at the time of his resignation.
     In the meeting of the Company’s Board held on January 28, 2009, the Board recognized the election of four new directors and terminated Mr. Geller as the Company’s President, Chief Executive Officer and Chairman of the Board. The Board also appointed Christopher J. Davino as the Company’s Interim President and Chief Executive Officer, appointed Mark A. Sellers as the Chairman of the Board, and directed the Company’s Corporate Governance and Nominating Committee to consider a proposal for director compensation. Mr. Geller voted against each of these resolutions. However, Mr. Geller voted in favor of dissolving the Special Committee established during the recently concluded consent solicitation, reconstituting the other committees of the Board, and forming a Sarbanes-Oxley Investigation Committee to fully investigate the Sarbanes-Oxley allegations that have been made by the Company’s former Director of Internal Audit—Sarbanes-Oxley and any other financial issues that may come to the Committee’s attention in connection with its review. In addition, Mr. Geller filed a lawsuit against the Company on January 29, 2009 alleging that he is entitled to severance from the Company arising out of an unspecified change of control that allegedly occurred “prior to December, 2008” and that he was wrongfully terminated by the Company for cause in breach of his employment agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Letter of Resignation, dated February 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Christopher J. Davino
Christopher J. Davino
Interim President and Chief Executive Officer

Date: February 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Resignation, dated February 9, 2009.